Exhibit 10.14

ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Agreement") is entered into as of December ____, 2006 by and between US Wireless Online, Inc., a Nevada corporation ("Company) and Sutioc Enterprises, Inc., a Nevada corporation ("SUTIOC")and Legal & Compliance, LLC (the "Escrow Agent"), which term shall also include any successor escrow agent appointed in accordance with Section 6(b) of this Agreement).  All of the above together shall collectively be referred to as the “Parties”.

Recitals:

A.

The Company and SUTIOC have entered into an Acquisition Agreement and Option Agreement (the “Acquisition Agreement”) whereby the SUTIOC is acquiring a 50.1% ownership interest in the Company upon the terms and conditions contained therein.  The Acquisition Agreement is attached hereto as Exhibit “A”.

B.

The consideration to be paid by SUTIOC for the Acquisition is in the form of the common stock of a third party entity, IElement Corporation which stock is an asset of SUTIOC.

C.

Pursuant to the Acquisition Agreement, as part of the total consideration, SUTIOC shall deposit with the Escrow 758,190 IElement Shares (the “Escrow Shares”) to be distributed as directed by SUTIOC and as set forth herein, on behalf of the Company.

D.

The Escrow Agent has agreed to act as Escrow Agent in accordance herewith.

NOW THEREFORE, in consideration of the mutual promises and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

1.

Appointment of Escrow Agent.  The Escrow Agent is hereby appointed to act as escrow agent hereunder and the Escrow Agent agrees to act as such.

2.

Escrow Fund.  SUTIOC shall as promptly as possible deliver to the Escrow Agent certificates for the Escrow Shares issued in the name of US Wireless Online, Inc. (the “Escrow Fund”).

3.

Rights to the Escrow Fund.  The Escrow Fund shall be for the exclusive benefit of the Parties and their respective successors and assigns, and no other person or entity shall have any right, title or interest therein, except as permitted in Section 6(d).

4.

Distribution of the Escrow Fund.

(a)

Distribution.  The Escrow Agent shall continue to hold the Escrow Fund until receipt of a notification signed by Joseph Moran requested a full or partial distribution and providing instructions as to such distribution.  Such notification shall either be countersigned by Rick Hughes or shall contain proper proof that Rick Hughes has received a minimum of forty eight (48) hours notice of such notification. The Escrow Agent shall distribute the Escrow Fund, in accordance with such notification provided, however, that no distribution of the amount of a Claim (as hereinafter defined) as set forth in the Notice of Claim (as hereinafter defined) relating thereto shall be made if (i) such Claim shall have been asserted, and such Notice of Claim shall have been delivered to the Escrow Agent, by a Claiming Person, (as hereinafter defined), and (ii) such Claim shall not have theretofore been discharged or settled pursuant to Section 4(b), until such Claim has been so discharged or settled.

(b)

Claims Process.  Notwithstanding Section 4(a), in the event a Party to this Escrow Agreement (a "Claiming Person") asserts a right to the Escrow Fund, such Claiming Person shall execute and deliver to the Escrow Agent and the other Parties hereto (the Non-Claiming Person”) a written notice to such effect (a "Notice of Claim") and the right being asserted in a Notice of Claim (hereinafter referred to as a "Claim") setting forth the nature and details of such Claim and the amount thereof (or if not ascertainable, a reasonable maximum amount thereof) and instructing the Escrow Agent to deliver that portion of the Escrow Fund as shall equal the amount of the Claim (or, if the amount of the Claim shall be greater than the Escrow Fund, the balance of the Escrow Fund) to such Claiming Person.  If within 30 days after receipt of any such Notice of Claim by the Escrow Agent pursuant to this Section 4(b), the Non-Claiming Person fails to notify the Escrow Agent that such Claim, or the amount thereof, is disputed, the Escrow Agent shall deliver to such Claiming Person the amount of such Claim as set forth in such Notice of Claim (or, if the amount of such Claim shall be greater than the Escrow Fund, the balance of the Escrow Fund).  If the Non-Claiming Person does so notify the Escrow Agent of such dispute, the Escrow Agent shall not deliver such amount to such Claiming Person until such dispute has been settled as provided in Section 7 and notice of such settlement and of the amount, if any, to be paid in respect of the disputed Claim has been delivered to the Escrow Agent.

5.

Termination.  This Agreement may be terminated at any time and upon the receipt by the Escrow Agent of 10 days' prior writ-ten notice of termination executed by all Parties directing the distribution of all items then held by the Escrow Agent under and pursuant to this Agreement.  This Agreement shall automatically terminate if and when all items held in escrow shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.  The Agreement will automatically terminate sixty days following its inception date, and the Escrow Funds shall be delivered to US Wireless Online, Inc. at 9300 Shelbyville Road Ste 502, Louisville, KY 40222, subject to and except for the claims process set forth in Section 4(b).  Notwithstanding any termination of this Agreement, the provisions of Section 6(c) and 6(d) shall survive such termination and remain in full force and effect.

6.

Escrow Agent.

(a)

Obligations.  The obligations of the Escrow Agent here-under are those specifically provided in this Agreement and no other, and the Escrow Agent shall have no liability under, or duty to inquire into the terms and provisions of, any other agreement between or among the parties.  The duties of the Escrow Agent are purely ministerial in nature, and it shall not incur any liability hereunder whatsoever, except for willful misconduct or gross negligence.  The Escrow Agent may consult with counsel of its choice and shall not be liable for any action taken or not taken or suffered by it in accordance with the advice of such counsel.  The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties.

(b)

Resignation and Removal.  The Escrow Agent may resign (and be discharged) from its duties hereunder at any time by giving at least 10 days' written notice of such resignation to all Parties specifying the date upon which such resignation shall take effect.  Upon receipt of such written notice of resignation, a successor escrow agent shall be appointed by the Parties, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice.  If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within 10 days after the giving of such written notice of resignation, the resigning escrow agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent.  The Parties may at any time substitute a new escrow agent by giving 10 days' written notice thereof to the current escrow agent and paying all fees and expenses of such current escrow agent.

(c)

Indemnification.  The Parties, jointly and severally, shall hold the Escrow Agent harmless from, and indemnify the Escrow Agent against, any loss, liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except for any claim or demand arising out of the gross negligence or willful misconduct of the Escrow Agent.  The indemnities contained in this Section 6(c) shall survive the resignation or substitution of the Escrow Agent and the termination of this Agreement.

(d)

Fees and Expenses.  The Escrow Agent shall receive reimbursement for out-of-pocket expenses, all of which amounts shall be paid upon within 10 days from written request made by the Escrow Agent to Sutioc.

7.

Disputes.  If any dispute should arise with respect to the payment or ownership or right of possession of the Escrow Fund, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Fund until such dispute shall have been settled either by mutual agreement of the parties concerned or by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which the Parties to this Agreement are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

8.

Miscellaneous.

(a)

Recitals.  The Recitals hereinabove set forth are true and correct in all respects and are incorporated herein.

(b)

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  For purposes hereof, "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the state of Florida.

All communications shall be sent in each case to the respective address specified below:

(a)  If to Sutioc Enterprises, Inc., to:

Sutioc Enterprises, Inc.

10150 Highland Manor Dr.

Tampa, FL 33610

Telecopier: (813) 314-2360

Attention:  Joseph Moran

               With a copy to:

IElement Corporation

17194 Preston Road

Ste 102, PMB 341

Dallas, TX 75248

Attn: Ivan Zweig

Fax:  (214) 254-3525

          (b)  If to the US Wireless Online, Inc., to

US Wireless Online, Inc.

9300 Shelbyville Road Ste 502

Louisville, KY 40222

Attn: CEO

Fax:  (502) 412-6250

               With a copy to:

________________________

________________________

________________________

Attn: __________________

Fax:  (   ) ___-_____

          (d)  If to Escrow Agent, to

Legal & Compliance, LLC

330 Clematis Street

Suite 217

West Palm Beach, FL  33401

Attn: Laura Anthony, Esq.

Fax:  561-514-0989

or at such other address as the parties may designate by ten (10) days advance written notice to the other parties hereto.

(c)

Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(d)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein.

(e)

Benefits; Assignment.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party without the written consent of the other parties.

(g)

Amendment.  This Agreement may not be amended except by an instrument in writing signed the Parties and the Escrow Agent.

(h)

Headings.  The headings contained in this Agreement are for reference purposes only and shall not control or affect in any way the meaning or interpretation of this Agreement.

(i)

Construction.  The parties hereto agree that the terms and language of this Agreement were the result of negotiations among the parties, and that there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party.  Any controversy regarding the construction or interpretation of this Agreement shall be decided neutrally, in light of its purposes, and without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed and delivered on the date first above written.

Sutioc Enterprises, Inc.

By: _____________________

    Name:  Joseph Moran

    Title: CEO

US Wireless Online, Inc.

By: _____________________

    Name:  Rick Hughes

    Title: CEO

Legal & Compliance, LLC

By: _______________________

    Name:  Laura Anthony, Esq.

    Title: President